Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 25th day of April, 2005 by and among Millennium Cell Inc., a Delaware corporation (the “Company”), and The Dow Chemical Company, a Delaware corporation (“TDCC”).

RECITALS

WHEREAS, the Company and TDCC are parties to that certain Stock Purchase Agreement dated as of February 27, 2005, (as amended by Amendment No. 1 thereto dated as of the dated hereof, the “Purchase Agreement”), pursuant to which, among other things, at the First Closing (as defined in the Purchase Agreement) the parties hereto are to enter into this Agreement; and

WHEREAS, the First Closing has occurred and, simultaneously therewith, the parties hereto are entering into this Agreement pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.  Defined Terms Used in this Agreement.

Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. In addition to the terms specifically defined throughout this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
“Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person; provided, however, that TDCC shall not be deemed an Affiliate of the Company.

“Board” means the Board of Directors of the Company.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Effective Date” means, with respect to any Registration Statement, the date on which the SEC first declares effective such Registration Statement.

“Effectiveness Period” means, with respect to any Registration Statement other than a Special Demand Registration, the period of time such Registration Statement remains effective (beginning on the Effective Date applicable thereto), but in no event less than six (6) months. Effectiveness Period means, with respect to a Special Demand Registration, the period which ends on the later to occur of (i) six (6) months after the Effective Date or (ii) the last day on which a registration statement registering shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock on a registration statement pursuant to SEC Rule 415 is effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 4.1 hereof.

“Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

“Joint Development Agreement” means that Joint Development Agreement between the Company and TDCC dated as of the date hereof.

“New Securities” means equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into, or exercisable for, such equity securities.

“Preferred Stock” means the Series A Preferred Stock and Series B Preferred Stock.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Qualified Public Offering” means an underwritten public offering of Common Stock pursuant to the Securities Act in which the gross proceeds to the Company equal or exceed $3,000,000.

“register,” “registered,” and “registration” means a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

“Registrable Securities” means the Common Stock issued or issuable upon (i) conversion of any shares of Preferred Stock or exercise of any Warrant, or (ii) the exercise of any other right or security which is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in clause (i) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction where the registration rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 4.4 of this Agreement.

“Registration Statement” means, collectively, any registration statement contemplated by Section 2.1, Section 2.2, or Section 2.3 to be filed with the SEC in connection with the registration of Registrable Securities pursuant to this Agreement, including in each case the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

“SEC Rule 424” means Rule 424 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, with the powers, preferences and special rights set forth in the Series A Certificate of Designation.

“Series B Preferred Stock” means the Company’s Series B Convertible Preferred Stock, with the powers, preferences and special rights set forth in the Series B Certificate of Designation.

“Series C Preferred Stock” means the Company’s Series C Convertible Preferred Stock, with the powers, preferences and special rights set forth in the Company’s Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock.

“Special Counsel” means King & Spalding LLP.

“Special Demand Registration” means a registration in response to a Demand Request described in Section 2.1(a), provided that such Demand Request (i) is furnished by TDCC, or any transferees of the Registrable Securities, during the period in which a registration statement registering shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock pursuant to SEC Rule 415 is effective and (ii) is identified by TDCC as a Special Demand Registration.

“Violation” means losses, claims, damages or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

“Warrant” means any and all warrants convertible into shares of Common Stock issued by the Company to TDCC under the Purchase Agreement.

2.  Registration Rights.

The Company covenants and agrees as follows:

2.1.  Request for Registration.

(a)  TDCC, or a transferee of the Registrable Securities, may request in writing at any time prior to the fifth anniversary of the date hereof that the Company file a Registration Statement under the Securities Act covering the registration of all or a portion of the Registrable Securities then outstanding and identifying if such request is a Special Demand Registration (a “Demand Request”). Upon receiving such Demand Request, the Company shall:

(i)  within ten (10) days of the receipt thereof, give written notice of such request to all Holders (the “Demand Notice”);

(ii)  as soon as practicable, file a Registration Statement under the Securities Act and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all the Registrable Securities which the Initiating Holders request to be registered, together with such portion of the Registrable Securities of any Holder joining in such request as is specified in a written request given within twenty (20) days after receipt of the Demand Notice, subject to the limitations of Sections 2.1(c) and 2.1(d) (provided however that the Company shall not be obligated to file a qualification in any jurisdiction described in the proviso to Section 2.4(g)); and

(iii)  use its best efforts, to cause such Registration Statement to be declared effective by the SEC as soon as practicable and remain effective for the Effectiveness Period with respect to the Registrable Securities registered.

(b)  If the Initiating Holders intend to distribute the Registrable Securities covered by their Demand Request by means of an underwriting, they shall so advise the Company as a part of their Demand Request made pursuant to Section 2.1(a) and the Company shall include such information in the Demand Notice. The underwriter shall be of nationally recognized standing and shall be selected and engaged by the Company and reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the representative of the underwriters advises the Initiating Holders in writing that market factors require a limitation on the number of shares to be underwritten, the number of shares that may be included shall be allocated pro rata among the Holders in proportion to the respective amounts of Registrable Securities that such Holders have requested to be included in the registration. The Company shall advise all Holders of securities requesting registration as to the number of shares of securities that may be included in the registration and underwriting as allocated in the foregoing manner. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(c)  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 after the Company has effected three (3) registrations pursuant to this Section 2.1, one of which shall be a Special Demand Registration, and such registrations have been declared or ordered effective. A Registration Statement shall be deemed effective at the Effective Date and only if (i) all Registrable Securities requested to be registered are registered thereunder or (ii) the registration is closed, or withdrawn, at the request of the Initiating Holder (other than as a result of information concerning the business or financial condition of the Company which is made known to the Initiating Holders after the date on which such registration was requested and constitutes a material adverse change in the Company).

(d)  The Company shall not be obligated to effect any registrations pursuant to this Section 2.1 within ninety (90) days after the effective date of a previous registration; provided, however, that the Company shall be obligated to effect, during such period, the registration of an aggregate of four percent (4%) or less of the then current aggregate Ownership Interest (as defined in the Stock Purchase Agreement) on behalf of TDCC and its transferees meeting the requirements described in Section 4.1. The provisions of the preceding sentence shall not apply to a Special Demand Registration. The Company shall not be obligated to effect any registrations pursuant to this Section 2.1 prior to one hundred eighty (180) days after the date of this Agreement.

(e)  The Company may delay the filing or effectiveness of any registration statement for a period not to exceed ninety (90) days after the date of a request for registration pursuant to this Section 2.1 if (i) at the time of such request the Company is engaged, or has fixed plans to engage within ninety (90) days after the time of such request (which ninety (90) day period shall not in any event extend the ninety (90) period previously specified in this Section 2.1(e)), in a firm commitment underwritten public offering of shares of Common Stock, or (ii) the Company shall furnish to the Holders requesting registration pursuant to this Section 2.1 a certificate signed by the Chairman of the Board stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed. The provisions of the preceding sentence shall not apply to a Special Demand Registration.

(f)  Registrations under this Section 2.1 shall be on such appropriate form of Registration Statement of the SEC as shall be selected by the Company and available to it under the Securities Act. The Company agrees to include in any such Registration Statement all information which, in the opinion of counsel to the Company, is required to be included therein under the Securities Act.

2.2.  Piggy-Back Registration.

(a)  Piggy-Back Rights. If the Company proposes to register (including for the purposes of this Agreement a registration effected by the Company for stockholders other than the Holders but specifically excluding any registration statement registering shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock pursuant to SEC Rule 415) its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement on Form S-4 or S-8 (or any successor or similar forms under the Securities Act), or otherwise relating either to the sale of securities to employees, directors, officers, consultants or advisors of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration (the “Piggyback Notice”). Upon the written request of each Holder given within twenty (20) days after receipt of the Piggyback Notice (each, a “Piggyback Request”), the Company shall, subject to the provisions of Section 2.2(b) below, use best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to delay (but in no event longer than one hundred twenty (120) days), terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(b)  Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s Common Stock pursuant to this Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company in view of market conditions. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering in view of market conditions, then (i) the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering, and (ii) the securities, including Registrable Securities, requested to be included in such offering by the holders thereof pursuant to a piggyback registration right granted by the Company to such holders shall be reduced pro rata among all such holders based on the number of registrable securities of each such holder that are subject to such piggyback registration rights; provided, that the Company shall cause its underwriters to consult with TDCC and explore underwriting alternatives prior to reducing the number of shares requested to be included by TDCC in any Registration Statement under this Section 2.2 to less than 30% of the number of shares requested by TDCC to be registered in such Registration Statement under this Section 2.2.

2.3.  Form S-3.

(a)  The Company shall use its best efforts to remain qualified to register securities on Form S-3 under the Securities Act. So long as the Company shall be so qualified, the Holders shall have the right to request registrations on Form S-3. Upon the written request of each Holder (including a statement as to the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders), to register all or a portion of its Registrable Securities on Form S-3 (the “Form S-3 Request”) the Company shall, as soon as practicable upon receipt of the Form S-3 Request, subject to the provisions of Section 2.3(b) below, use its best efforts to cause to be registered under the Securities Act on Form S-3 all of the Registrable Securities that each such Holder has requested to be registered.

(b)  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a Form S-3 Registration Statement pursuant to this Section 2.3 a certificate signed by the Chairman of the Board, stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such Registration Statement to become effective, the Company shall have the right to defer taking action with respect to such filing to the extent of any such circumstances; provided, however, that under no circumstances shall the Company defer registration for more than ninety (90) days. The provisions of the preceding sentence shall not apply to a Special Demand Registration.

2.4.  Registration Procedures.In connection with the Company's registration obligations hereunder, the Company shall as expeditiously as possible:

(a)  Not less than four (4) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (except for any reports filed under the Exchange Act), the Company shall furnish to the Holders and the Special Counsel copies of the “Selling Stockholders Section” and “Plan of Distribution” and any risk factor disclosure specifically pertaining to the offering to which such Registration Statement relates. Such documents will be subject to the review of such Holders and the Special Counsel but not to the extent any such information would contain material non-public information concerning the Company. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders shall reasonably object.

(b)  (i) Prepare and file with the SEC, subject to Section 2.4(a) a Registration Statement with respect to such Registrable Securities, and thereafter prepare and file such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary and use its best efforts to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to SEC Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten (10) Business Days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement to the extent that such disclosure would not contain material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)  Notify the Holders of Registrable Securities to be sold and the Special Counsel as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day:

(i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a "review" of the Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders, each to the extent such materials do not contain material non-public information concerning the Company); and (C) with respect to the Registration Statement or any post-effective amendment, the Effective Date;

(ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

(v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact (other in respect of the selling stockholders or the plan of distribution) or omit to state any material fact required to be stated therein or necessary to make the statements therein (other than in respect of the selling stockholders or the plan of distribution), in light of the circumstances under which they were made, not misleading.

(d)  Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)  Furnish to each Holder and the Special Counsel, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)  Promptly deliver to each Holder and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)  Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that, with the exception of Michigan, the Company shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or subject the Company to any tax in any such jurisdiction where it is not then so subject or to consent to general service of process in any jurisdiction.

(h)  Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)  Upon the occurrence of any event contemplated by Section 2.4(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)  Comply with all applicable rules and regulations of the SEC.

2.5.  Furnish Information.

(a)  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.  Expenses of Registration. The Company shall bear (i) all expenses, other than underwriting discounts, commissions and attorneys’ fees and expenses in excess of those described in clause (ii) below, incurred in connection with any registrations, filings or qualifications pursuant to this Section 2, including (without limitation) all registration, filing and qualification fees, printer’s and accounting fees, and (ii) up to $50,000.00 of fees and expenses of one external counsel for the selling Holders selected by them for each registration or filing, in each case, whether or not any Registrable Securities are sold pursuant to a Registration Statement.

3.  Indemnification. In the event any Registrable Securities are included in a Registration Statement under Section 2:

3.1.  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its Affiliates, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable ' fees of external counsel) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Sections 2.4(c)(ii) through 2.4(c)(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 4.3 or Section 2.4. With respect to the prospectus delivery requirements under the Securities Act, this indemnity shall not inure to the benefit of such Holder on account of any Loss arising from the sale of Registrable Securities to any Person if a copy of the Prospectus was not sent or given by or on behalf of such Holder to such Person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement was corrected in the Prospectus at the time of such confirmation, unless the failure to send or deliver the Prospectus resulted from the Company's failure to comply with Section 2.4(j) hereof. The Company shall notify the Holders promptly of the institution, written threat or written assertion of any Proceeding of which the Company has received written notification in connection with the transactions contemplated by this Agreement.

3.2.  Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates, directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (i) such Holder's failure to comply with the prospectus delivery and other requirements of the Securities Act in reselling Registrable Securities; or (ii) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that: (A) such untrue statement or omission is based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement such Prospectus or such form of Prospectus or in any amendment or supplement thereto; or (B) in the case of an occurrence of an event of the type specified in Section 2.4(c)(ii) through 2.4(c)(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 4.3. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the aggregate  proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

3.3.   Indemnification Procedures.

(a)  If any of the Holders or any of their Affiliates, directors, officers, employees and agents, seek indemnification pursuant to Section 3.1, or the Company or any of its Affiliates, directors, officers, employees and agents, seek indemnification pursuant to Section 3.2, the Person seeking indemnification (the “Indemnified Party”) shall give written notice to the party from whom such indemnification is sought (the “Indemnifying Party”) promptly (and in any event within thirty (30) days) after the Indemnified Party becomes aware of the facts giving rise to such claim for indemnification (an “Indemnified Claim”) specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Losses, if known, the method of computation thereof, containing a reference to the provision of this Agreement in respect of which such Indemnified Claim arises and demanding indemnification therefor. The failure of an Indemnified Party to provide notice in accordance with this Section 3.3 shall not constitute a waiver of that party’s claims to indemnification pursuant to Section 3.1 or Section 3.2, as applicable, except to the extent that any such failure or delay in giving notice causes the amounts paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action or proceeding brought by a Person that is not a party hereto (a “Third Party Claim”), any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnified Party in connection with such Third Party Claim.

(b)   Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 3.3(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 3.3. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees or expenses subsequently incurred by such Indemnified Party in connection therewith. Notwithstanding anything in this Section 3.3 to the contrary, if the Indemnifying Party does not assume defense and control of a Third Party Claim as provided in this Section 3.3, the Indemnified Party shall have the right to defend such Third Party Claim, subject to the limitations set forth in this Section 3.3, in such manner as it may deem appropriate. Whether the Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, they shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take all steps necessary in the investigation, defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof. The party conducting the defense thereof shall at all times act as if all Losses relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

(c)  The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Party shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims; provided, that the Indemnifying Party shall: (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (ii) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party’s business; and (iii) shall obtain, as a condition of any settlement or other resolution, a complete and irrevocable release of each Indemnified Party and such settlement or judgment (A) shall not require any admission of liability, fault or wrongdoing by any Indemnified Party or impose any non-monetary obligation on an Indemnified Party (such as, by way of example, and not in limitation, injunctive relief), and (B) shall not require any admission or statement that could reasonably be expected to materially impair, disparage or otherwise adversely affect, the business reputation of the Indemnified Party. Except to the extent of the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party or Indemnified Party without the express written consent of the other party.

(d)  If an Indemnifying Party makes any payment in respect of an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims or benefits of the Indemnified Party with respect to such claim.

3.4.  Contribution.

(a)  If a claim for indemnification under Section 3.1 or Section 3.2 is unavailable to an Indemnified Party (by reason of applicable law, public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Agreement was available to such party in accordance with its terms. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(b)  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)  The indemnity and contribution agreements contained in this Section 3.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

4.  Additional Agreements of the Parties.

4.1.  Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate of the Holder, or (ii) after such transfer or assignment, holds at least 25% of the Registrable Securities held by the transferring Holder immediately prior to such transfer or assignment (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (A) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 4.2 below; and (C) such transfer or assignment shall be effective only if immediately following such transfer or assignment, other than to an Affiliate of the Holder, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

4.2.   “Lock-Up” Agreement. In connection with a Qualified Public Offering (whether such offering was initiated by the Company or the Initiating Holders), so long as TDCC holds 5% of the issued and outstanding capital stock of the Company (determined on a Fully Diluted Basis), TDCC will promptly, upon the request of the Company’s underwriters, enter in to a lock-up agreement in form and substance reasonably satisfactory to the Company or its underwriters and TDCC, provided that each director, officer and 5% shareholder of the Company enters into a lock-up agreement on the same terms. Such agreement shall be in writing in a form reasonably satisfactory to the underwriter and the Holders.

4.3.  Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 2.4(c)(ii) through 2.4(c)(v), such Holder will forthwith immediately discontinue disposition of such Registrable Securities under a Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 4.3.

4.4.  Termination of Registration Rights. The rights set forth in Sections 2.1, 2.2, and 2.3 shall terminate as to any Holder when the Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period.

4.5.  Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the shares of Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration of the Company unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will be pari passu with all other securities included in such registration by way of a piggyback registration right granted by the Company, including Registrable Securities of TDCC, or (ii) to demand registration of any securities held by such holder or prospective holder on terms more favorable in the aggregate than the rights granted to TDCC pursuant to Section 2.1.

5.  Miscellaneous.

5.1.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

5.2.  Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.3.  Construction of Certain Terms.

The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.” References to any gender shall be deemed to mean any gender. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

5.4.  Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address or facsimile number set forth below or to such other address or facsimile number as delivered by notice to the other in accordance with this Section 5.4:

If to the Company:

Millennium Cell Inc.
1 Industrial Way West
Eatontown, New Jersey 07724
Attention: President
Facsimile: 732.542.4010

With a copy to:

Dickstein, Shapiro, Morin & Oshinsky LLP
2101 L Street, N.W.
Washington, D.C. 20031-1526
Attention: Neil Lefkowitz
Facsimile: 202.887.0689

If to TDCC:

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention: Business Counsel, Dow Ventures
Facsimile: 989.636.7594

With a copy to:

King & Spalding LLP
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attention: David Gibbons
Facsimile: 202.626.3737

5.5.  Amendments and Waivers.

Neither this Agreement nor any term of this Agreement may be amended, terminated or waived without the written consent of the Company and the holders of at least a majority of the then-outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 5.5 shall be binding upon TDCC and each transferee of the Registrable Securities, and the Company.

5.6.  Severability.

The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.7.  Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.8.  Entire Agreement.

This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.9.  Dispute Resolution.

Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one (1) arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one (1) arbitrator having reasonable experience in the type of transactions provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the District of Columbia, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated; (ii) depositions of all party witnesses; and (iii) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Federal Rules of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The arbitrator shall award reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which the arbitrator determines a party to be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Columbia or any court of the District of Columbia having subject matter jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

MILLENNIUM CELL INC.:

By:  /s/ Adam Briggs
Name: Adam Briggs
Title: President

THE DOW CHEMICAL COMPANY:

By:  /s/ George J. Biltz
Name: George J. Biltz
Title: VP Ventures